Exhibit 99.1

AGTC Appoints William Aliski to its Board of Directors

GAINESVILLE, Fla., and CAMBRIDGE, Mass., September 24, 2018 – Applied Genetic Technologies Corporation (NASDAQ: AGTC), a biotechnology company conducting human clinical trials of adeno-associated virus (AAV)-based gene therapies for the treatment of rare diseases, today announced it has appointed William Aliski to the company’s Board of Directors.

“Bill will be an invaluable addition to the AGTC Board of Directors and leadership team,” said Sue Washer, President and CEO of AGTC. “His deep knowledge of biotechnology and the rare disease space, coupled with his consistent record of providing strategic counsel to clinical-stage companies, will be beneficial to AGTC as we continue to advance our lead candidates through clinical trials.”

Mr. Aliski has extensive leadership and management experience in the life sciences industry, and has contributed to the commercialization of a number of rare disease products. His professional experience includes roles as Chief Commercial Officer for FoldRx, an orphan drug development and discovery company later acquired by Pfizer, General Manager for BioMarin Europe, and executive-level positions at Transkaryotic Therapies, Inc. and Genzyme Corp. He also has served as a commercial consultant for numerous biotechnology companies. He currently serves on the board of Ultragenyx Pharmaceutical, and was formerly a board member of Edimer Pharmaceuticals and Scioderm Pharmaceuticals. He earned an undergraduate degree in economics and a Master of Social Planning from Boston College as well as an MPA from the Kennedy School of Government at Harvard University.

“Gene therapy is a rapidly developing field and has shown real promise in treating some genetic diseases. AGTC is a company at the forefront of gene therapy and is in an exciting phase of its development,” said Mr. Aliski. “I look forward to working alongside AGTC’s leadership team and the rest of the Board as we continue to make progress developing novel gene therapies for inherited retinal conditions with significant unmet need.”

About AGTC

AGTC is a clinical-stage biotechnology company that uses a proprietary gene therapy platform to develop transformational genetic therapies for patients suffering from rare and debilitating diseases. Its initial focus is in the field of ophthalmology, where it has active clinical trials in X-linked retinoschisis (XLRS), X-linked retinitis pigmentosa (XLRP), and achromatopsia (ACHM CNGB3 & ACHM CNGA3). In addition to its clinical trials, AGTC has preclinical programs in optogenetics, adrenoleukodystrophy (ALD), which is a disease of the central nervous system (CNS), and otology. The clinical-stage XLRS and XLRP programs, the discovery program in ALD and two additional ophthalmology programs are being developed in collaboration with Biogen, and the optogenetics program is being developed in collaboration with Bionic Sight. In addition to its product pipeline, AGTC has a significant intellectual property portfolio and extensive expertise in the design of gene therapy products including capsids, promoters and expression cassettes, as well as expertise in the formulation, manufacture and physical delivery of gene therapy products.

Forward Looking Statements

This release contains forward-looking statements that reflect AGTC’s plans, estimates, assumptions and beliefs. Forward-looking statements include information concerning possible or assumed future results of operations, business strategies and operations, preclinical and clinical product development and regulatory progress, potential growth opportunities, potential market opportunities and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Actual results could differ materially from those discussed in the forward-looking statements, due to a number of important factors. Risks and uncertainties that may cause actual results to differ materially include, among others: gene therapy is still novel with only a few approved treatments so far; AGTC cannot predict when or if it will obtain regulatory approval to commercialize a product candidate or receive reasonable reimbursement; uncertainty inherent in clinical trials and the regulatory review process; risks and uncertainties associated with drug development and commercialization; factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 filed with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent management’s plans, estimates, assumptions and beliefs only as of the date of this release. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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IR/PR CONTACTS:

David Carey (IR) or Glenn Silver (PR)

Lazar Partners Ltd.

T: (212) 867-1768 or (646) 871-8485

dcarey@lazarpartners.com or gsilver@lazarpartners.com

Corporate Contact:

Bill Sullivan

Chief Financial Officer

Applied Genetic Technologies Corporation

T: (617) 843-5728

bsullivan@agtc.com

Stephen Potter

Chief Business Officer

Applied Genetic Technologies Corporation

T: (617) 413-2754

spotter@agtc.com